UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2016

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2016, Advaxis, Inc. (“Advaxis”, the “Company”, “us”, “we” and “our”) entered into a placement agency agreement with Jefferies LLC and Barclays Capital, Inc., acting individually and as representatives of the several placement agents named in Schedule A of such placement agency agreement (collectively, the “Placement Agents”) relating to a registered direct offering by the Company to sell 2,244,443 shares of its common stock at a per share price of $13.50, for gross proceeds of approximately $30.3 million. The net proceeds to the Company, after deducting the Placement Agents’ fees and other estimated offering expenses payable by the Company, are expected to be approximately $28.3 million.

The transaction is expected to close on or about August 19, 2016, subject to customary closing conditions. A copy of the placement agency agreement and the form of securities purchase agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the placement agency agreement and the securities purchase agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these Exhibits.

The Company offered and is selling the above-described securities pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-203497), previously declared effective by the Securities and Exchange Commission (the “Shelf Registration Statement”), and the prospectus dated April 27, 2015 included in the Shelf Registration Statement, as supplemented by a prospectus supplement dated August 16, 2016 (the “Prospectus Supplement”). This report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 10.1 and 10.2 by reference into the Shelf Registration Statement.

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition

On August 16, 2016, the Company disclosed that, although it has not finalized its full financial results for the fiscal quarter ended July 31, 2016, it expects to report that it had $78.7 million of cash, cash equivalents and investments as of July 31, 2016. The amount is preliminary, has not been audited and is subject to change upon completion of the Company’s unaudited financial statements for the quarter ended July 31, 2016. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of July 31, 2016.

The information provided pursuant to this Item 2.02 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or of Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Advaxis has issued a press release announcing the above-described offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

5.1	Opinion of Alston & Bird LLP.

10.1	Placement Agency Agreement, dated August 16, 2016, by and among the Company, and Jefferies LLC and Barclays Capital, Inc., as representatives of the several placement agents named therein.

10.2	Form of Securities Purchase Agreement.

23.1	Consent of Alston & Bird LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press Release dated August 16, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)

	By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

Date: August 16, 2016

3

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Alston & Bird LLP.

10.1	Placement Agency Agreement, dated August 16, 2016, by and among the Company, and Jefferies LLC and Barclays Capital, Inc., as representatives of the several placement agents named therein.

10.2	Form of Securities Purchase Agreement.

23.1	Consent of Alston & Bird LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press Release dated August 16, 2016.

4